Exhibit 3.2

                           UNIVERSAL FOODS CORPORATION

                                     BYLAWS

                      (As Amended Through November 9, 1995)

                                   1.  OFFICES

             1.1 Business Offices. The principal office of the corporation in the State of Wisconsin shall be located in the City of Milwaukee, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

             1.2 Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

   2.  SHAREHOLDERS

             2.1 Annual Meeting. The date of the annual meeting of shareholders shall be set by the Board of Directors each year for the third Thursday after the first Friday of January, or on such other day as may be designated by the Board of Directors, for the purpose of electing directors and transacting such other business as may come before the meeting; provided, however, that any such other date shall be not later than March 1. In fixing a meeting date for any annual meeting of shareholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. If the election of directors shall not be held at the annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as convenient.

             2.1A Purposes of Annual Meeting. At an annual meeting of shareholders (an "Annual Meeting"), only business properly brought before the meeting as provided in this Section may be transacted. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder of record where the shareholder has complied with the requirements of this Section. To bring business before an Annual Meeting, a shareholder must have given written notice thereof, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the corporation, that is received by the Secretary not more than ninety (90) days and not less than fifty (50) days in advance of the third Thursday after the first Friday in the month of January next following the last Annual Meeting held; provided that if the Annual Meeting of shareholders is held earlier than the third Thursday after the first Friday in the month of January, such notice must be given on or before the later of (x) the date fifty (50) days prior to the earlier date of the Annual Meeting and (y) the date ten (10) business days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the Annual Meeting. Any such notice shall set forth the following as to each matter the shareholder proposes to bring before the Annual Meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment; (B) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and the beneficial owner or owners, if any, on whose behalf the business is proposed; (C) the class and number of shares of the corporation which are beneficially owned by such shareholder and beneficial owner or owners; (D) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (E) any material interest of the shareholder and beneficial owner or owners in such business and such persons' reasons for conducting such business at the meeting. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section. If the chairman of the shareholders meeting shall determine that business was not properly brought before the meeting and in accordance with the provisions of the By-laws, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

             2.2 Special Meetings. (a) A special meeting of the shareholders of the corporation (a "Special Meeting") may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or
   (iii) the Board of Directors and shall be called by the Chairman of the Board or the Chief Executive Officer upon the demand, in accordance with this Section 2.2, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.4 of these Bylaws.

             (b) To enable the corporation to determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in Sections 2.1A and 3.8A of these Bylaws.

             (c) For a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting must be delivered to the corporation.
   To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this
   Section 2.2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation's books, of each shareholder signing such demand and the class and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

             (d) The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.2, the Secretary receives a written agreement signed by each Soliciting Shareholder, pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

             (i) "Affiliate" of any Person shall mean any Person controlling, controlled by or under common control with such first Person.

             (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture association, trust, unincorporated organization or other entity.

             (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

             (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

             (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

                  (A) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.2 is ten or fewer, each shareholder signing any such demand;

                  (B) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.2 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (c) of this Section 2.2, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

                  (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors of the corporation then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.2 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.2 from being evaded.

             (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board or the Chief Executive Officer upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.5); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairman of the Board, the Chief Executive Officer or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

             (f) The corporation may engage nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

             (g) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

             2.3 Place of Meeting. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may designate any place, either within or without the State of Wisconsin, as the place of meeting for the Annual Meeting, any Special Meeting or any postponement thereof. If the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall fail or neglect to make such designation, the Secretary shall designate the place of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Wisconsin. Any adjourned meeting may be reconvened at any place designated by vote of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer.

             2.4 Notice of Meeting. The corporation shall send written or printed notice stating the place, day and hour of any Annual Meeting or Special Meeting not less than 10 days nor more than 70 days before the date of such meeting either personally or by mail to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by law or by the Restated Articles of Incorporation. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date. If mailed, such notice of meeting shall be addressed to the shareholder at the shareholder's address as it appears on the corporation's record of shareholders. Unless otherwise required by law or the Restated Articles of Incorporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.2 of these Bylaws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.2(b) of these Bylaws. A shareholder's attendance at a meeting, in person or by proxy, waives objection to the following: (A) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (B) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

             2.5 Fixing of Certain Record Dates. (a) The Board of Directors may fix a future date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Deliver Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as may be otherwise provided by law, a determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

             (b) The Board of Directors may fix a future date as the record date for the determination of shareholders entitled to receive payment of any share dividend or distribution. If no record date is so fixed by the board, the record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be.

             2.6 Voting Lists. After a record date for a Special Meeting or Annual Meeting has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

             2.7 Quorum: Votes. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.7. Except as otherwise provided in the Restated Articles of Incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Restated Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

             2.8 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.

             2.9 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited, or denied by the Restated Articles of Incorporation of the corporation or by the Wisconsin Business Corporation Law.

             2.10 Subsidiary Shares. Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by the corporation, shall not be entitled to vote at any meeting, but shares held in a fiduciary capacity may be voted.

             2.11 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

             (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

             (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

             (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

             (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

             (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

   The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

             2.12 Conduct of Meeting. The Chairman of the Board, and in his or her absence, any officer or director designated by the Chairman of the Board, and in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Corporate Vice President in the order provided under Section 4.7 of these Bylaws, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as Chairman of the Meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the chairman may appoint any other person to act as secretary of the meeting.

             2.13 Postponement; Adjournment.

             (a) Any Annual Meeting or any Special Meeting called by the Chairman of the Board, the Chief Executive Officer (other than a meeting called pursuant to the demand of shareholders entitled to demand such a meeting) or the Board of Directors may be postponed at any time or from time to time after written notice of the meeting has been delivered to shareholders as follows: (i) in the case of the Annual Meeting or a Special Meeting called by the Board of Directors, by action of the Board of Directors or a duly authorized committee thereof and (ii) in the case of a Special Meeting called by the Chairman of the Board or the Chief Executive Officer, at the request of the person calling the meeting and with the consent of the Board of Directors or a duly authorized committee thereof. Any such postponement or postponements shall be disclosed in any public filing with the Securities and Exchange Commission or by means of a press release to Dow Jones & Company or any similar service promptly following such postponement, and promptly thereafter written notice of such postponement stating the place, day and hour to which the meeting was postponed shall be delivered to each shareholder of record entitled to vote at such meeting.

             (b) A meeting of shareholders may be adjourned to a different date, time or place from time to time, whether or not there is a quorum,
   (i) at any time, upon a resolution of shareholders if the number of votes cast in favor of such resolution exceed the number of votes cast against such resolution or (ii) by order of the chairman of the meeting, but only where such order is delivered before any business is transacted at such meeting and such adjournment is for a period of thirty (30) days or less. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. Any such adjournment or adjournments pursuant to clause (i), if the new date, time and place of the meeting is not announced at the meeting prior to adjournment or if a new record date is or must be fixed for the meeting, or pursuant to clause
   (ii) shall be disclosed in any public filing with the Securities and Exchange Commission or by means of a press release to Dow Jones & Company or any similar service promptly following such adjournment, and promptly thereafter written notice of such adjournment stating the date, time and place to which the meeting was adjourned shall be delivered to each shareholder of record entitled to vote at such meeting, except that (except as may be otherwise required by law) no such disclosure in filings, press releases or notices to shareholders shall be required if an adjournment is for a period of forty-eight (48) hours or less.

                         3.  BOARD OF DIRECTORS

             3.1 General Powers. All corporate powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its Board of Directors.

             3.2  Number, Tenure and Qualifications.

             (a) The number of directors of the corporation shall be eleven
   (11). No more than two (2) officers or employees of the corporation or any of its subsidiaries shall simultaneously serve as directors of the corpora-tion. The directors shall be divided into three (3) classes with the first class to consist of three (3) directors and the second and third classes to consist of four (4) directors each. The term of office of those of the first class shall expire at the annual meeting to be held in January, 1984, and of the second class one year thereafter and of the third class, two years thereafter, and in all cases, until their respective successors shall have been elected and qualified. At the annual meetings following the initial election of directors by classes, the successors to the class of directors whose term expires in that year shall be elected for a term of three (3) years to succeed those whose terms expire, so that the term of office of one class of directors shall expire in each year, but, subject to the provisions of the Bylaws of the corporation, each director shall hold office for the term for which he/she is elected and until his/her successor is elected and, if necessary, qualified or until there is a decrease in the number of directors that takes effect upon or after the expiration of the term for which he/she is elected.

             (b) Directors need not be residents of the State of Wisconsin or shareholders of the corporation. A director having attained age Seventy (70) shall automatically cease to be a director of the corporation effective as of the Annual Meeting immediately following such director's Seventieth (70th) birthday. All directors who are also officers of the corporation shall automatically cease to be directors of the corporation, effective as of his/her date of termination of employment from the corporation, with the exception of any corporate officer holding, or who has held the position of Chief Executive Officer.

             (c) A Chairman of the Board shall be elected by the Board of Directors from among its members to preside at all meetings of the shareholders and the Board of Directors. The Director, who need not be an employee of the corporation, elected Chairman of the Board shall serve in such position for the term of office as elected by the shareholders or the Board of Directors and until his/her successor shall have been duly elected or until his/her death or until resignation or removal in the manner hereinafter provided. The Chairman of the Board, if an employee of the Corporation, may be elected Chief Executive Officer of the Corporation by the Board of Directors. The Chairman of the Board shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

             (d) All directors of the corporation, who are not simultaneously employed as officers by the corporation, shall be properly compensated and reimbursed for their services as a director on the basis of an annual retainer, Board of Director and Committees of the Board meeting attendance fees and reasonable expenses incurred as a director as established, reviewed and approved annually by the Nominating Committee of the Board of Directors. Any employee of the corporation, who is elected a director of the corporation, shall not receive any compensation, expense reimbursement or participation in director benefit programs for his/her services as a director of the corporation. A Chief Executive Officer, who retires from the corporation prior to attaining age 70 while serving as a director, immediately becomes eligible for compensation, expense reimbursement and director benefit program participation as a non-employee director effective as of the individual's retirement date from the corporation.

             3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

             3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer or a majority of the number of directors fixed by
   Section 3.2. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

             3.5 Notice. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice mailed to each director at his or her business address, or by written or oral notice given by other means at least 48 hours previously thereto. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these Bylaws or under the provisions of the Restated Articles of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice and retained by the corporation, shall be deemed equivalent to timely notice. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

             3.6 Quorum: Votes. One-third of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Restated Articles of Incorporation or these Bylaws.

             3.7 Removal and Resignation. A director may be removed from office by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote taken at a meeting called for that purpose. A director may resign at any time by delivering his written resignation to the Secretary of the corporation or to the Chairman of the Board. A resignation is effective when the notice is received unless the notice specifies a later effective date.

             3.8 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by any of the following: (i) the shareholders,
   (ii) the Board of Directors or (iii) if the directors remaining in office constitute fewer than a quorum of the Board, the directors, by the affirmative vote of a majority of all directors remaining in office; provided, however, that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. The Directors so elected shall hold office until the next succeeding election of the class for which such director shall have been elected.

             3.8A Nominations. Nominations for the election of directors may only be made by the Board of Directors, by the Nominating Committee of the Board of Directors (or, if none, any other committee serving a similar function) or by any shareholder entitled to vote generally in elections of directors where the shareholder complies with the requirements of this Section. Any shareholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the corporation that is received by the Secretary (i) with respect to an election to be held at an Annual Meeting, not more than ninety (90) days nor less than fifty (50) days in advance of the third Thursday after the first Friday of the month of January next following the last Annual Meeting held; provided, that if the Annual Meeting is held earlier than the third Thursday after the first Friday of the month of January, such notice must be given on or before the later of (x) the date fifty (50) days prior to the earlier date of the Annual Meeting and (y) the date ten (10) business days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting as to which notice of such meeting states that it is to be held for the election of directors, not earlier than ninety (90) days prior to such Special Meeting and not later than the close of business on the later of (x) the tenth
   (10th) business day following the date on which notice of such meeting is first given to shareholders and (y) the 50th day prior to such Special Meeting. Each such notice of a shareholder's intent to nominate a director or directors at an Annual Meeting or Special Meeting shall set forth the following: (A) the name and address, as they appear on the corporation's books, of the shareholder who intends to make the nomination and of the beneficial owner or owners, if any, on whose behalf the nomination is to be made and the name and residence address of the person or persons to be nominated; (B) the class and number of shares of the corporation which are beneficially owned by the shareholder and beneficial owner or owners; (C) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the shareholder and/or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (E) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this By-law. If the chairman of the shareholders meeting shall determine that a nomination was not made in accordance with the procedures prescribed by the By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.8A, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

             3.9 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

             3.10 Presumption of Assent. A director of the corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof of which he/she is a member at which action on any corporate matter is taken assents to the action taken, unless any of the following occurs: (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to the holding of the meeting or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

             3.11 Committees. The Board of Directors by resolution approved by a majority of all directors then in office may designate one or more committees, each committee to consist of two or more directors appointed by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business and affairs of the corporation, except that a committee may not do any of the following:
   (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires shareholders to approve; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members, on any of its committees; (d) amend the corporation's Restated Articles of Incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors.
   All members of the Board of Directors not appointed to serve as members of a committee designated by the Board of Directors shall be deemed designated to serve as alternates for such committee, any one of whom may take the place of any absent member or members at any meeting of such committee, upon request of the Chairman of the Board. Subject to any provision of law and these Bylaws, each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

             3.12 Informal Action Without Meeting. Any action required or permitted by the Restated Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

             3.13 Telephonic Meetings. Notwithstanding any place set forth in the notice of the meeting or these Bylaws, members of the Board of Directors may participate in regular or special meetings of the Board of Directors and all Committees of the Board of Directors by or through the use of any means of communication by which all directors participating may simultaneously hear each other, such as by conference telephone; provided, however, that the Chairman of the Board or the chairman of the respective Committee of the Board or other person or persons calling a meeting may determine that the directors cannot participate by such means, in which case the notice of the meeting, or other notice to directors given prior to the meeting, shall state that each director's physical presence shall be required. If a meeting is conducted through the use of such means, then at the commencement of such meeting all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any such Board of Directors or Committee meeting on any of the following matters, then the identity of each director participating in such a meeting must be verified by the disclosure of each director's social security number to the secretary of the meeting or in such other manner as the chairman of the meeting deems reasonable under the circumstances before a vote may be taken on any of such matters: (i) a plan of merger or share exchange; (ii) a sale, lease, exchange or other disposition of substantial property or assets of the corporation; (iii) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or
   (iv) a filing for bankruptcy. For purposes of the preceding clause (ii), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the corporation having a net book value equal to 10% or more of the net book value of the total assets of the corporation as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the corporation have been prepared.

   4.  OFFICERS

             4.1  Number.

             (a) The principal executive officers of the corporation shall be a Chief Executive Officer, a President, one or more Corporate Vice Presidents, one or more of whom may be designated Executive Vice President and/or Senior Vice President, a Secretary, a Treasurer, a Controller and divisional presidents, each of whom shall be elected by the Board of Directors or, to the extent authorized by the Board of Directors, by the Chief Executive Officer. All other officers, other designated divisional or staff officers, and all assistant officers (including one or more Assistant Secretaries and/or Assistant Treasurers) shall be appointed by the Chief Executive Officer as he or she deems necessary. Any two or more offices may be held by the same person.

             (b) The duties of the executive officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall elect from time to time and for such periods or without limitation as to time as the Board shall order.

             (c) The duties and powers of all appointed officers shall be those specifically prescribed for the position(s) by the Chief Executive Officer at the time of appointment.

             4.2  Election and Term of Office.

             (a) The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his/her successor shall have been duly elected or until his/her death or until he/she shall resign or shall have been removed in the manner hereinafter provided.

             (b) A vacancy in any elected office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

             (c) The Chief Executive Officer shall have authority to appoint and to terminate the appointment of all divisional staff and assistant officers from time to time and for such periods of time as serve the best interests of the corporation.

             4.3 Removal. The Board of Directors may remove any officer or agent at any time, with or without cause and notwithstanding the contract rights, if any, of the officer or agent removed. Election or appointment shall not of itself create contract rights.

             4.4 Resignation. An officer may resign at any time by delivering written notice to the Secretary of the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

             4.5 The Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation. He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint certain officers and such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such appointed officers, agents and employees shall hold office at the discretion of the Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Board of Directors; and except as otherwise provided by law or the Board of Directors, he or she may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

             4.6 The President. The President shall be the chief operating officer of the corporation. He or she shall have the authority to sign all stock certificates, contracts, and other instruments of the corporation necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Board of Directors, and shall perform all duties as are incident to his or her office or are properly required of him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. He or she shall have the authority, subject to such rules, directions, or orders as may be prescribed by the Chairman of the Board, the Board of Directors or the Chief Executive Officer, to appoint and terminate the appointment of such agents and employees of the corporation as he or she shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

             4.7 Corporate Vice Presidents. At the time of election, one or more of the Corporate Vice Presidents may be designated Executive Vice President and/or Senior Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President, or in the event of his or her inability to act, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of their inability to act, then the other Corporate Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Corporate Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

             4.8 The Secretary. The Secretary shall: (a) keep as permanent records any of the following that has been prepared: the minutes of the shareholders' and of the Board of Directors' meetings; records of actions taken by the Board of Directors without a meeting; and records of actions taken by a Committee of the Board of Directors in place of the Board of Directors and on behalf of the corporation; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain or cause an authorized agent to maintain a record of the corporation's shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

             4.9 The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5 of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

             4.10 The Controller. The Controller shall be the chief accounting officer of the corporation. He or she shall: (a) maintain appropriate accounting records for the corporation; (b) cause regular audits of these accounting records to be made; and (c) in general perform all of the duties incident to the office of Controller and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

             4.11 Salaries.

             (a) The salaries of the elected officers shall be fixed from time to time by the Board of Directors or by an appropriate committee of the Board of Directors and no such officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

             (b) The salaries of all divisional staff and assistant officers, appointed by the Chief Executive Officer, shall be set by the Chief Executive Officer from time to time, in the best interests of the corporation.

   5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

             5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

             5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

             5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

             5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

   6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

             6.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, Chief Executive Officer, President or Vice President-Finance and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

             6.2 Uncertificated Shares. The Board of Directors may authorize the issuance of any shares of any of the corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation.

             6.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

             6.4 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

   7.  GENERAL

             7.1 Limited Liability of Directors to Corporation and Shareholders. A director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

             (a) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest.

             (b) A violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or no reasonable cause to believe his or her conduct was unlawful.

             (c) A transaction from which the director derived an improper personal profit.

             (d)  Willful misconduct.

             7.2  Indemnification.

             (a) A corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

             (b) In cases not included under the foregoing paragraph, a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

             1. A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

             2. A violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

             3. A transaction from which the director or officer derived an improper personal profit.

             4.   Willful misconduct.

             (b) Determination of whether indemnification is required under this subsection shall be made under Wis. Stats. 180.0855.

             (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

             (d) A director or officer who seeks indemnification under this section shall make a written request to the corporation.

             (e) Indemnification under this section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.

             7.3  Reliance by Directors and Officers.

             (a) Unless a director or officer has knowledge that makes reliance unwarranted, a director or officer, in discharging his or her duties to the corporation, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements and other financial data, if prepared or presented by any of the following:

             1. An officer or employee of the corporation whom the director or officer believes in good faith to be reliable and competent in the matters presented.

             2. Legal counsel, public accountants or other persons as to matters the director or officer believes in good faith are within the person's professional or expert competence.

             3. In the case of reliance by a director, a committee of the board of directors of which the director is not a member if the director believes in good faith that the committee merits confidence.

             7.4 Consideration of Interests in Addition to Shareholders' Interests. In discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the following:

             (a) The effects of the action on employees, suppliers and customers of the corporation.

             (b) The effects on the action on communities in which the corporation operates.

             (c) Any other factors the director or officer considers pertinent.

             7.5 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer or arising from his or her status as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Wis. Stats. 180.0851, 180.0853, 180.0856 and 180.0858.

             7.6  General.

             (a) Except as limited by law, the indemnification and allowance of expenses provided by Sections 7.1 through 7.5 of this Article do not preclude any additional right to indemnification or allowance of expenses that a director, officer or employee may have under any written agreement between such person and the corporation, resolution of the Board or resolution adopted by the corporation's shareholders.

             (b) For purposes of this article, the definitions contained in Wis. Stat. 180.0850 are incorporated herein by this reference. The term "employee" shall mean a natural person who is or was an employee of the corporation or who, while an employee of the corporation, is or was serving at the corporation's request as a director, officer, partner, committee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and, unless the context requires otherwise, the estate or personal representative of the employee.

             (c) The corporation, by its Board of Directors, may indemnify under Section 7.2, or with any limitations, any employee or former employee of the corporation with respect to any action taken or not taken in his/her capacity as or while an employee. Notwithstanding the foregoing, the corporation shall indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation.

             7.7 Fiscal Year. The fiscal year of the corporation shall end on September 30 of each year, commencing September 30, 1961.

             7.8 Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Wisconsin".

             7.9 Notices. Except as otherwise required by law or these Bylaws, any notice required to be given by these Bylaws may be given orally or in writing and notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Except where these Bylaws require a notice to be delivered to or received by the recipient of the notice, written notice required to be given by these Bylaws is effective, if communicated (a) by mail, when deposited in the United States mail, if mailed postpaid and correctly addressed, (b) by private carrier, when delivered to the carrier and (c) by telegram, when the telegram is delivered to the telegraph company.

             7.10 No Nominee Procedures. The corporation has not established, and nothing contained in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Statutes.

   8.  AMENDMENTS

             8.1 Power to Amend and Repeal. Except as may be limited pursuant to Section 8.2, these Bylaws may be amended or repealed, and new Bylaws may be adopted, either by the shareholders at any meeting, or by vote of a majority of the shares present or represented thereat, or by the Board of Directors by a vote of a majority of the Board; except that Sections 2.2, 2.7, 3.2, 3.7, 3.8, 8.1, and 8.2 of the Bylaws may be amended only by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon or by the affirmative vote of a majority of the directors. Except as may be limited pursuant to Section 8.2, the Board of Directors shall have the power to amend or repeal any Bylaw adopted by the shareholders, and any Bylaw adopted by the Board of Directors shall be subject to amendment or repeal by the shareholders as well as by the directors.

             8.2  Restrictions on Amendment and Repeal.

             (a) The Board of Directors shall have no power to amend or repeal any Bylaw or amendment adopted by the shareholders which contains a specific provision to the effect that such Bylaw or amendment shall not be subject to amendment or repeal by the Board of Directors.

             (b) No amendment or repeal of these Bylaws by the shareholders at any meeting shall be effective unless the notice of such meeting shall have set forth the general nature of the proposed amendment or repeal.